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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2006

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5821 Tanagerside Road, Lithia , Florida	33547
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 425-2144

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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EXPLANATORY NOTE

This amendment is being filed to correct formatting errors made in the original filing.

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ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;

ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Effective September 25, 2006, the Board of Directors of U. S. Precious Metals, Inc., a Delaware corporation ("USPR"), appointed Robert Astore as a member of its Board of Directors.

Mr. Astore (69) was President and owner of Bergen Film Laboratories, Inc., Lodi, New Jersey from 1960 to 1981.  From 1981 to 1990 Mr. Astore was a self employed builder.  Since 1990 to present he has been employed as an independent consultant in seafood sales and brokerage. Mr. Astore has also been a director of International Power Group, Ltd. (Pink Sheets: IPWG), since January 2005. USPR and International Power Group, Ltd. have a number of common officers, directors and principal shareholders.

Mr. Astore received a Bachelor’s Degree in Business Administration from the University of Miami.

There are no family relationships between Mr. Astore and any other executive officers or directors of USPR. Mr. Astore owns 100,000 shares of USPR’s common stock and 50,000 warrants to purchase an additional 50,000 shares at $.50 per share all of which were issued to him on October 22, 2004. He purchased the shares and warrants for a total of $25,000 in a private placement offering.  There have been no transactions during USPR’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which USPR was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Astore had or will have a direct or direct material interest.

Signatures.

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, thereunto duly authorized.

U.S. PRECIOUS METALS, INC.

Date:    October 5, 2006

By:   /s/ Jack Wagenti

--------------------------                                                              Jack Wagenti

Vice President, Secretary

and Treasurer

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